Exhibit 99.3

Sonic Automotive, Inc.

Results of Operations (unaudited)

(in thousands, except per share, unit data and percentage amounts)

	For the Year Ended		Three Months Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Revenues
Retail new vehicles	$4,498,010	$4,093,679	$1,131,473	$1,079,859
Fleet vehicles	319,707	282,609	68,913	56,622

Total new vehicles	4,817,717	4,376,287	1,200,386	1,136,481
Used vehicles	1,238,586	1,141,431	305,043	287,574
Wholesale vehicles	540,977	481,873	132,351	118,453

Total vehicles	6,597,280	5,999,591	1,637,780	1,542,508
Parts, service and collision repair	1,091,172	994,263	277,806	257,831
Finance, insurance and other	196,390	183,728	48,012	45,000

Total revenues	7,884,842	7,177,582	1,963,598	1,845,339
Total gross profit	1,211,258	1,102,436	307,483	281,731
SG&A expenses	939,177	867,450	234,577	224,864
Depreciation	21,297	16,303	8,211	4,835

Operating income	250,784	218,683	64,695	52,032
Interest expense, floor plan	40,209	25,864	11,743	7,716
Interest expense, other	46,448	42,431	11,945	11,093
Other income	54	48	33	(14)

Income from continuing operations before taxes	164,181	150,436	41,040	33,209
Income taxes	62,390	57,152	15,821	13,929

Income from continuing operations	101,791	93,284	25,219	19,280
Discontinued operations:
Loss from operations and the sale of discontinued franchises	(13,439)	(10,623)	(4,317)	(6,507)
Income tax benefit	3,509	3,410	39	1,840

Loss from discontinued operations	(9,930)	(7,213)	(4,278)	(4,667)

Net income	$91,861	$86,071	$20,941	$14,613

Diluted:
Weighted average common shares outstanding	45,533	45,217	45,578	45,224

Earnings per share from continuing operations	$2.33	$2.16	$0.58	$0.45
Loss per share from discontinued operations	$(0.21)	$(0.16)	$(0.10)	$(0.10)

Earnings per share	$2.12	$2.00	$0.48	$0.35

Gross Margin Data:

Retail new vehicles	7.5%	7.6%	7.7%	7.7%
Fleet vehicles	3.0%	2.8%	3.4%	3.0%
Total new vehicles	7.2%	7.3%	7.5%	7.5%
Used vehicles retail	10.6%	10.4%	10.4%	9.8%
Total vehicles retail	7.9%	7.9%	8.1%	7.9%
Parts, service and collision repair	49.2%	48.7%	49.8%	48.4%
Finance, insurance and other	100.0%	100.0%	100.0%	100.0%
Overall gross margin	15.4%	15.4%	15.7%	15.3%

SG&A Expenses:

Personnel	546,425	505,695	135,488	129,929
Advertising	64,721	59,258	15,881	14,746
Facility rent	92,620	78,641	24,713	20,916
Other	235,411	223,856	58,495	59,273

Total	939,177	867,450	234,577	224,864

Unit Data:

New retail units	143,757	134,567	34,277	34,040
Fleet units	14,363	12,420	3,255	2,458

Total new units	158,120	146,987	37,532	36,498
Used units	68,392	64,911	16,389	15,766

Total units retailed	226,512	211,898	53,921	52,264
Wholesale units	61,244	57,570	14,580	14,058
Average price per unit:
New retail vehicles	31,289	30,421	33,010	31,723
Fleet vehicles	22,259	22,754	21,171	23,036
Total new vehicles	30,469	29,773	31,983	31,138
Used vehicles	18,110	17,585	18,613	18,240
Wholesale vehicles	8,833	8,370	9,078	8,426

Other Data:

Floorplan assistance (continuing operations)	$37,795	$36,621	$8,757	$9,197
Same store revenue percentage changes:
New retail	4.4%		-0.5%
Fleet	13.4%		20.3%
Total new	5.0%		0.6%
Used	3.9%		3.1%
Parts, service and collision repair	3.1%		2.1%
Finance, insurance and other	4.1%		4.4%
Total	4.7%		1.5%

Consolidated Balance Sheet Data:

	12/31/2005	12/31/2004
ASSETS
Current Assets:
Cash	$7,566	$9,991
Receivables, net	396,225	357,403
Inventories	1,016,457	1,024,342
Assets held for sale	73,837	98,530
Construction in progress expected to be sold in sale-leaseback transactions	95,131	77,285
Other current assets	27,484	21,910

Total current assets	1,616,700	1,589,461
Property and Equipment, Net	148,267	134,490
Goodwill, Net	1,122,538	1,056,924
Other Intangibles, Net	88,696	84,777
Other Assets	49,300	33,877

TOTAL ASSETS	$3,025,501	$2,899,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable - floor plan - trade	$579,022	$609,422
Notes payable - floor plan - non-trade	410,296	375,127
Trade accounts payable	91,101	88,616
Accrued interest	17,378	15,421
Other accrued liabilities	167,060	175,511
Liabilities held for sale - trade	41,675	54,513
Liabilities held for sale - non-trade	11,215	11,796
Current maturities of long-term debt	2,747	2,970

Total current liabilities	1,320,494	1,333,376
LONG-TERM DEBT	712,311	668,826
OTHER LONG-TERM LIABILITIES	29,479	28,888
DEFERRED INCOME TAXES	132,419	98,752
STOCKHOLDERS’ EQUITY
Class A common stock	403	397
Class B common stock	121	121
Paid-in capital	433,654	441,503
Retained earnings	542,374	470,663
Accumulated other comprehensive income / (loss)	20	(1,228)
Deferred compensation related to restricted stock	(1,829)	(3,408)
Treasury stock, at cost	(143,945)	(138,361)

Total stockholders’ equity	830,798	769,687

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,025,501	$2,899,529

Balance Sheet Data:
Current Ratio	1.22	1.19
Debt to Total Capital, Net of Cash	46.0%	46.2%
LTM Return on Stockholders’ Equity	11.4%	11.7%